UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

P & F INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5332	22-1657413
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification Number)

445 Broadhollow Road, Suite 100, Melville, New York 11747

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (631) 694-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 16, 2018, P&F Industries, Inc. (the “Company”), its subsidiaries Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”) and Hy-Tech Machine, Inc. (“Hy-Tech”, and together with the Company and Florida Pneumatic, collectively, “Borrowers”) and the Company’s subsidiaries Jiffy Air Tool, Inc. (“Jiffy”), ATSCO Holdings Corp. (“ATSCO”), Bonanza Properties Corp. (“Properties”), Continental Tool Group, Inc. (“Continental Tool”), Countrywide Hardware, Inc. (“Countrywide”), Embassy Industries, Inc. (“Embassy”), Green Manufacturing, Inc. (“Green”), Pacific Stair Products, Inc. (“Pacific Stair”), WILP Holdings, Inc. (“WILP”), Exhaust Technologies, Inc. (“Exhaust”) and Woodmark International, L.P. (“Woodmark,” and together with Jiffy, ATSCO, Properties, Continental Tool, Countrywide, Embassy, Green, Pacific Stair, WILP and Exhaust, collectively, “Guarantors”) entered into Amendment No. 4 to the Second Amended and Restated Loan and Security Agreement (the “Amendment”), with Capital One, National Association, as agent (the “Agent”) for the lenders (the “Lenders”) from time to time party to the Loan Agreement (as defined below). The Amendment amended the Second Amended and Restated Loan and Security Agreement, dated as of April 5, 2017, as amended from time to time (the “Loan Agreement”), among the Borrowers, the Guarantors, the Agent and the Lenders.

The Amendment revised certain provisions of the Loan Agreement set forth in clause (d) of Section 10.2.4 which enabled the Company to consummate the Repurchase (as defined in Item 8.01 below).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment attached as an Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events

Effective November 19, 2018, the Company repurchased 85,791 shares of its common stock from an unaffiliated seller (the “Seller”) in a privately negotiated transaction for approximately $8.14 per share for total purchase price of approximately $698,000 (the “Repurchase”). The purchase price was based on the average closing price over the three days prior to the November 16, 2018 date of agreement with the Seller. On November 20, 2018, the Company issued a press release (the “Press Release”) announcing the Repurchase described herein. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

10.1	Amendment No. 4 to Second Amended and Restated Loan and Security Agreement, dated as of November 16, 2018, by and among the Borrowers, Guarantors, Lenders and Agent.

99.1	Press Release, dated November 20, 2018, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P & F INDUSTRIES, INC.

Date: November 20, 2018
	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President, Chief Operating Officer and Chief Financial Officer